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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

               Date of Report (Date of earliest event reported):
                      October 2, 2001 (September 28, 2001)



                              VALUESTAR CORPORATION
             (Exact name of registrant as specified in its charter)



         Colorado                   0-22619                84-1202005
         --------                   -------                ----------
(State or other jurisdiction    (Commission File         (I.R.S. Employer
    of  incorporation)              Number)             Identification No.)


     360-22nd Street,  #400, Oakland,  California               94612
     --------------------------------------------               -----
       (Address of principal executive offices)               (Zip Code)



                                 (510) 808-1300
                                 ---------------
              (Registrant's telephone number, including area code)

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

ITEM 5. OTHER EVENTS

Employee Furlough

Effective September 28, 2001 the Company furloughed 66 employees representing substantially all its staff. The Company is obligated for approximately $115,000 of payroll and related costs due on September 28, 2001 which it is unable to fund at this time.

Interim bridge funding anticipated by the Company was disrupted by several factors, including the September 11, 2001, terrorist attacks, requiring ValueStar's board to furlough employees while it seeks to secure financing to make payroll and other payments to continue operations. The Company has been successful in obtaining interim bridge financing over the last several months primarily from New York investors, many who are now reevaluating their investments in the current market climate.

Management announced the six business day furlough as it believes there are opportunities to secure required short-term financing. Failure to obtain additional financing of at least $400,000 may require the Company to cease operations. Monthly expenditures currently aggregate approximately $700,000.

The Company's Customer-Rated Program, which automatically collects customer satisfaction ratings and credit card transaction commissions, is operational. The Company has also developed important strategic credit-card issuing and merchant bank processing relationships. The Company believes it will require permanent financing estimated at a minimum of $4 million to execute its business plan through mid 2002.

Reference is made to the Company's periodic reports filed with the Securities and Exchange Commission and, in particular, the risk factors set forth therein.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial statements of businesses acquired.
       None

(b) Pro forma financial information.
       None

(c) Exhibits

       None

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

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 VALUESTAR CORPORATION



Date: October 2, 2001                            By: /s/ JAMES A. BARNES
                                                    --------------------
                                                         James A. Barnes
                                                         Treasurer and Secretary


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